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                                                                    EXHIBIT 23.1


                        INDEPENDENT ACCOUNTANTS' CONSENT


The Board of Directors
LSR Corporation:

We consent to incorporation by reference in the Registration Statement on Form S-8 of LSB Corporation of our report dated January 19, 2001, relating to the consolidated balance sheets of Lawrence Savings Bank as of December 31, 2000 and 1999 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the December 31, 2000 Annual Report on Form 10-K of Lawrence Saving Bank.


                                             KPMG LLP


Boston, Massachusetts
July 19, 2001